Exhibit 10.1

2009 Short-Term Incentive Plan of John H. Heyman

2009 STI Goals

Name: John Heyman	Job Title: CEO

Effective Dates of Plan: 1/1/09 – 12/31/09	Business Unit: Entire company

STI Potential: 100% of Base Salary	Manager: Board of Directors

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Operating Income – 67% paid at Budget & 33% paid linearly between Budget & Target	100%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*

*	Filed under an application for confidential treatment.